Exhibit 99.1

Atlantic Capital

VOTE

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Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. ☒

2021 Special Meeting Proxy Card

IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — The Board of Directors recommend a vote FOR Proposals 1-3.

Proposal	For	Against	Abstain
1. A proposal to approve the Agreement and Plan of Merger, dated as of July 22, 2021, by and between Atlantic Capital Bancshares Inc. and SouthState Corporation, which provides for the merger of Atlantic Capital Bancshares, Inc. with and into SouthState Corporation with SouthState Corporation as the surviving company, and the transactions contemplated by the Agreement and Plan of Merger.	☐	☐	☐
2. A proposal to approve, on an advisory (non-binding) basis, the merger-related named executive officer compensation that will or may be paid to Atlantic Capital's named executive officers in connection with the merger.	☐	☐	☐
3. A proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies if, immediately prior to such adjournment or postponement, there are not sufficient votes to approve the Merger Proposal or to ensure that any supplement or amendment to the accompanying proxy statement/prospectus is timely provided to holders of Atlantic Capital common stock.	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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03J22B

2021 Special Meeting of Atlantic Capital Bancshares, Inc. Shareholders November 16, 2021, 10:00 a.m., EDT The Special Meeting of Shareholders of Atlantic Capital Bancshares, Inc. will be held on Tuesday, November 16, 2021, 10:00 A.M., local time, virtually via the internet at https://meetnow.global/MHMPV6Q To access the virtual meeting, you must have the information, which includes your unique control number, in the shaded bar located on the reverse side. Important notice regarding the Internet availability of proxy materials for the Special Meeting of Shareholders. The material is available at: www.envisionreports.com/ACBI-SM Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/ACBI-SM IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Revocable Proxy - Atlantic Capital Bancshares, Inc. Notice of 2021 Special Meeting of Shareholders Proxy Solicited by the Board of Directors of Atlantic Capital Bancshares, Inc. for Special Meeting of Shareholders — November 16, 2021 The undersigned shareholder hereby appoints Douglas L. Williams, Patrick T. Oakes and Annette F. Rollins, and each of them individually, attorneys and proxies for the undersigned with full power of substitution, to act with respect to and to vote all shares which the undersigned is entitled to vote, with the powers the undersigned would possess if personally present, at the Special Meeting of Shareholders of Atlantic Capital Bancshares, Inc., to be held on November 16, 2021, at 10:00 a.m., Eastern Daylight Time, virtually via the internet at https://meetnow.global/MHMPV6Q, and at any adjournments or postponements thereof, as directed on this proxy voting card with respect to the matters set forth on this proxy card, and with discretionary authority on all other matters that properly come before the meeting, all as more fully described in the Proxy Statement received by the undersigned shareholder. To access the virtual meeting, you must have the information which includes your unique control number, in the shaded bar located on the reverse side of this form. THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR PROPOSAL 1, FOR PROPOSAL 2 AND FOR PROPOSAL 3, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. PLEASE ACT PROMPTLY PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below.